POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Sarah E. Madsen and Jonathan D. Ross as the undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned Forms 3, 4, and 5 with respect to the securities of United Fire Group, Inc. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Form 144 in accordance with Rule 144 under the Securities Act of 1933, or execute other forms under any rule or regulation of the U.S. Securities and Exchange Commission;

(2) Execute for and on behalf of the undersigned filing with respect to the securities of United Fire Group, Inc. in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Form 144, any such Section 13 filings, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(4) Execute for and on behalf of the undersigned Form ID; and

(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is United
Fire Group, Inc. assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange
Act of 1934, as amended, and Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, Form 144, or
Section 13 filings with respect to the undersigned's holdings of, and transactions in, securities issued by United Fire Group, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of 18th November, 2025.

/s/ Brian Rawlins
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Brian Rawlins
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